                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Affiliated Computer Services, Inc. of our report dated October 10, 2000 relating to the financial statements of The 401(k) Savings Plan for ACS-GSG, which appears in this Form 11-K.

/s/ Salmon, Beach & Company, P.C.

Dallas, Texas
May 30, 2001